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                                                                    EXHIBIT 23.3


                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                   Consent of Independent Public Accountants

To N2K Inc.

     As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP


Philadelphia, Pa.,
February 12, 1999